SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2004:

Fund                                                       Shareholder


GMO Alpha Only Fund                                        Evergreen Asset Allocation Fund

GMO Asia Fund                                              The Northern Trust Co. FBO Mayo Foundation
GMO Asia Fund                                              Leland Stanford Junior University II

GMO Core Plus Bond Fund                                    Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund                GMO Benchmark Free Allocation Fund

GMO Currency Hedged International Equity Fund              Evergreen Asset Allocation Fund

GMO Domestic Bond Fund                                     Evergreen Asset Allocation Fund

GMO Emerging Country Debt Share Fund                       Sprint Corporate Master Trust
GMO Emerging Country Debt Share Fund                       Fidelity Investments Institutional

GMO Foreign Small Companies Fund                           Virginia Retirement System

GMO Global Bond Fund                                       Fresno County Employees' Retirement Association
GMO Global Bond Fund                                       General Retirement System of The City Detroit

GMO Global Growth Fund                                     GMO Global Growth Fund

GMO Inflation Indexed Bond Fund                            GMO Benchmark Free Allocation Fund

GMO International Disciplined Equity Fund                  The Paul Hamlyn Foundation

GMO International Growth Fund                              Evergreen Asset Allocation Fund

GMO Intrinsic Value Fund                                   Corning Retirement Master Trust

GMO Real Estate Fund                                       Evergreen Asset Allocation Fund

GMO Special Purpose Holding Fund                           Verib NYXF1776322

GMO Taiwan Fund                                            Pension Reserves Investment Trust

GMO Tax-Managed US Equity Fund                             Northern Trust Co. FBO BA Sev Core LLC

GMO Tobacco-Free Core Fund                                 Memorial Sloan-Kettering Cancer Center

GMO U.S. Quality Equity Fund                               Evergreen Asset Allocation Fund

GMO U.S. Sector Fund                                       The Board of Trustees of the University of Illinois

GMO Value Fund                                             Nabank & Co



The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period
March 1, 2004 through August 31, 2004:

Fund                                                       Shareholder

GMO Asia Fund                                              Princeton University TR
GMO Benchmark-Free Allocation                              The Ministers and Missionaries Benefit Board of American Baptist Churces
GMO Core Plus Bond Fund                                    Bost & Co A/C NYXF174740 (Verizon-Core Plus)
GMO International Disciplined Equity Fund                  Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund                  State Street Bank & Trust Company TR
GMO Intrinsic Value Fund                                   Princeton University TR
GMO Short-Duration Investment Fund                         Bost & Co A/C NYXF1049822 (Verizon-STIF)
GMO Taiwan Fund                                            Teachers Retirement System of The State of Illinois